                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 22, 2000


                         FIRST PLACE FINANCIAL CORP.
         -----------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                       0-25049                34-1880130
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission          (I.R.S. employer
      of incorporation)                 file number)         identification no.)


   185 E. Market Street, Warren, Ohio                               44482
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)


      Registrant's telephone number, including area code: (330) 373-1221


                                 Not Applicable
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends previous Current Reports on Form 8-K dated December 22, 2000, which was filed on January 8, 2001 and Form 8-K/A dated December 22, 2000, which was filed on March 9, 2001 to include financial statements and pro forma financial information required pursuant to First Place Financial Corp.'s acquisition of FFY Financial Corp., which became effective as of the close of business on December 22, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information
---------------------------------------------------------------

(a)  Financial Statements of Business Acquired:
     (1) audited consolidated statements of financial condition of FFY Financial Corp. as of June 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000.
     (2) unaudited consolidated statement of financial condition of FFY Financial Corp. as of September 30, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended September 30, 2000 and 1999.

(b)  Pro Forma Financial Information:
     (1) unaudited pro forma condensed combined consolidated statement of financial condition of First Place Financial Corp. as of June 30, 2000, assuming the merger with FFY was completed at that date, and the unaudited pro forma condensed combined consolidated statement of income for the year ended June 30, 2000, assuming the merger with FFY was completed at the beginning of the year then ended.
     (2) unaudited pro forma condensed combined consolidated statement of financial condition of First Place Financial Corp. as of September 30, 2000, assuming the merger with FFY was completed at that date, and the unaudited pro forma condensed combined consolidated statement of income for the three months ended September 30, 2000 assuming the merger with FFY was completed at the beginning of the three month period.

(c)  Exhibits:
     (23)  Consent of auditors

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          FIRST PLACE FINANCIAL CORP.



March 6, 2002             By: /s/ Steven R. Lewis
                              -------------------
                              Steven R. Lewis
                              Chief Executive Officer

Following are the audited consolidated statements of financial condition of FFY Financial Corp. as of June 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000.

                         Independent Auditors' Report

The Board of Directors
FFY Financial Corp.:


We have audited the accompanying consolidated statements of financial condition of FFY Financial Corp. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FFY Financial Corp. and subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP
------------
July 28, 2000
Cleveland, Ohio

                     FFY FINANCIAL CORP, AND SUBSIDIARIES
                Consolidated Statements of Financial Condition

                            June 30, 2000 and 1999


                                       Assets                                                          2000              1999
                                                                                                 ----------------  ----------------
Cash                                                                                             $     4,543,181         5,362,745
Interest-bearing deposits                                                                              6,489,636         5,245,061
Short-term investments                                                                                        --           865,000
                                                                                                 ----------------  ----------------

           Total cash and cash equivalents                                                            11,032,817        11,472,806
                                                                                                 ----------------  ----------------

Securities available for sale                                                                        158,136,350       190,325,599
Loans receivable, net of allowance for loan losses of $2,658,784
  and $2,645,132, respectively                                                                       484,516,963       453,839,111
Loans available for sale                                                                                 170,800           441,500
Interest and dividends receivable on securities                                                        1,675,487         1,953,940
Interest receivable on loans                                                                           2,920,810         2,707,846
Federal Home Loan Bank stock, at cost                                                                  5,192,800         4,841,200
Office properties and equipment, net                                                                   7,172,439         7,218,640
Other assets                                                                                           3,656,928         2,890,372
                                                                                                 ----------------  ----------------

           Total assets                                                                          $   674,475,394       675,691,014
                                                                                                 ================  ================

                                        Liabilities and Stockholders' Equity

Deposits                                                                                         $   446,048,790       457,342,802
Securities sold under agreements to repurchase:
  Short-term                                                                                           6,937,905         6,617,747
  Long-term                                                                                           51,300,000        51,300,000
Borrowed funds:
  Short-term                                                                                          17,500,000        22,800,000
  Long-term                                                                                           79,280,000        60,000,000
Advance payments by borrowers for taxes and insurance                                                  2,347,744         2,221,976
Other payables and accrued expenses                                                                    5,865,465         5,291,964
                                                                                                 ----------------  ----------------

           Total liabilities                                                                         609,279,904       605,574,489
                                                                                                 ----------------  ----------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; authorized 5,000,000 shares,
    none outstanding                                                                                          --                --
  Common stock, $.01 par value; authorized 15,000,000 shares,
    issued 7,589,366 shares                                                                               75,894            75,894
  Additional paid-in capital                                                                          38,456,297        38,092,628
  Retained earnings, substantially restricted                                                         50,500,226        46,243,673
  Treasury stock, at cost (869,251 and 467,987 shares, respectively)                                 (14,865,169)       (8,551,484)
  Accumulated other comprehensive loss                                                                (6,415,886)       (2,816,864)
  Common stock purchased by:
    Employee Stock Ownership and 401(k) Plan                                                          (2,274,082)       (2,645,532)
    Recognition and Retention Plans                                                                     (281,790)         (281,790)
                                                                                                 ----------------  ----------------

           Total stockholders' equity                                                                 65,195,490        70,116,525
                                                                                                 ----------------  ----------------

           Total liabilities and stockholders' equity                                            $   674,475,394       675,691,014
                                                                                                 ================  ================

See accompanying notes to consolidated financial statements.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                       Consolidated Statements of Income
                   Years ended June 30, 2000, 1999 and 1998

                                                                                2000              1999              1998
                                                                            ------------       ----------        ----------
Interest income:
    Loans                                                                   $ 39,046,180       39,046,983        39,785,064
    Securities available for sale                                             10,353,310        9,552,383         7,622,185
    Federal Home Loan Bank stock                                                 362,556          333,072           312,213
    Other interest-earning assets                                                 33,597          151,179           286,969
                                                                            ------------       ----------        ----------
             Total interest income                                            49,795,643       49,083,617        48,006,431
                                                                            ------------       ----------        ----------
Interest expense:
    Deposits                                                                  19,327,671       20,116,405        21,282,008
    Securities sold under agreements to repurchase:
      Short-term                                                                 406,052          449,923           871,761
      Long-term                                                                3,127,608        2,974,050         2,043,340
    Borrowed funds:
      Short-term                                                               1,194,432        1,451,527         1,361,933
      Long-term                                                                4,067,135        1,522,577                --
                                                                            ------------       ----------        ----------
             Total interest expense                                           28,122,898       26,514,482        25,559,042
                                                                            ------------       ----------        ----------
             Net interest income                                              21,672,745       22,569,135        22,447,389

Provision for loan losses                                                        475,763          494,438           565,521
                                                                            ------------       ----------        ----------
             Net interest income after provision for loan losses              21,196,982       22,074,697        21,881,868
                                                                            ------------       ----------        ----------
Noninterest income:
    Service charges                                                            1,106,266          897,011           700,445
    Gain on sale of securities available for sale                                 45,574          203,317           246,473
    Gain on sale of loans                                                        234,162          720,153           134,211
    Other                                                                        638,687          729,529           683,847
                                                                            ------------       ----------        ----------
             Total noninterest income                                          2,024,689        2,550,010         1,764,976
                                                                            ------------       ----------        ----------
Noninterest expense:
    Salaries and employee benefits                                             6,670,918        6,456,173         6,076,824
    Net occupancy and equipment                                                2,010,129        2,043,578         1,805,939
    Insurance and bonding                                                        388,415          478,923           493,752
    State and local taxes                                                        914,057          993,634         1,077,154
    Other                                                                      2,850,978        2,522,740         2,316,964
                                                                            ------------       ----------        ----------
             Total noninterest expense                                        12,834,497       12,495,048        11,770,633
                                                                            ------------       ----------        ----------
             Income before income taxes and minority interest                 10,387,174       12,129,659        11,876,211

Income tax expense:
    Federal                                                                    3,048,000        4,040,000         4,147,000
    State                                                                             --           43,000                --
Minority interest in loss of consolidated subsidiaries                           (20,625)         (93,446)               --
                                                                            ------------       ----------        ----------
             Net income                                                     $  7,359,799        8,140,105         7,729,211
                                                                            ============       ==========        ==========
Basic earnings per share                                                    $       1.15             1.15              1.03
                                                                            ============       ==========        ==========
Diluted earnings per share                                                  $       1.12             1.11              0.99
                                                                            ============       ==========        ==========

See accompanying notes to consolidated financial statements.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES
          Consolidated Statements of Changes in Stockholders' Equity
                   Years ended June 30, 2000, 1999 and 1998

                                                                     Common stock           Additional
                                                               --------------------------
                                                                 Shares                       paid-in      Retained     Treasury
                                                               outstanding       Amount       capital      earnings       stock
                                                               -----------    -----------   -----------   -----------  ------------
Balance at June 30, 1997                                         4,144,840    $    66,300    64,506,573    74,599,977   (53,387,258)

Comprehensive income:
   Net income                                                           --             --            --     7,729,211            --
   Change in unrealized holding gain on securities
     available for sale, net                                            --             --            --            --            --
                                                               -----------    -----------   -----------   -----------  ------------
          Comprehensive income                                          --             --            --     7,729,211            --

Dividends paid, $.775 per share                                         --             --            --    (2,900,750)           --
Treasury stock purchased                                          (167,543)            --            --            --    (5,239,911)
Stock options exercised                                             33,693             --      (396,676)           --       733,606
Amortization of KSOP expense                                            --             --            --            --            --
Tax benefit related to exercise of stock options                        --             --       152,987            --            --
Difference between average fair value per share and cost
   per share on KSOP shares committed to be released                    --             --       855,257            --            --
                                                               -----------    -----------   -----------   -----------  ------------
Balance at June 30, 1998                                         4,010,990         66,300    65,118,141    79,428,438   (57,893,563)

Comprehensive income:
   Net income                                                           --             --            --     8,140,105            --
   Change in unrealized holding gain (loss) on securities
     available for sale, net                                            --             --            --            --            --
                                                               -----------    -----------   -----------   -----------  ------------

          Comprehensive income                                          --             --            --     8,140,105            --

Distribution of 100% stock dividend                              4,010,990          9,594   (27,525,112)  (38,222,741)   65,738,259
Dividends paid, $.438 per share                                         --             --            --    (3,102,129)           --
Treasury stock purchased                                        (1,008,899)            --            --            --   (17,675,478)
Stock options exercised                                            108,298             --      (720,004)           --     1,279,298
Amortization of KSOP expense                                            --             --            --            --            --
Tax benefit related to exercise of stock options                        --             --       295,643            --            --
Difference between average fair value per share and
   cost per share on KSOP shares committed to be released               --             --       923,960            --            --
                                                               -----------    -----------   -----------   -----------  ------------

Balance at June 30, 1999                                         7,121,379         75,894    38,092,628    46,243,673    (8,551,484)

Comprehensive income:
   Net income                                                           --             --            --     7,359,799            --
   Change in unrealized holding gain (loss) on securities
     available for sale, net                                            --             --            --            --            --
                                                               -----------    -----------   -----------   -----------  ------------
          Comprehensive income                                          --             --            --     7,359,799            --

Dividends paid, $.488 per share                                         --             --            --    (3,103,246)           --
Treasury stock purchased                                          (444,931)            --            --            --    (7,072,998)
Treasury stock issued                                                5,625             --            --            --        62,227
Stock options exercised                                             38,042             --      (506,877)           --       697,086
Amortization of KSOP expense                                            --             --            --            --            --
Tax benefit related to exercise of stock options                        --             --       188,174            --            --
Difference between average fair value per share and cost
   per share on KSOP shares committed to be released                    --             --       682,372            --            --
                                                               -----------    -----------   -----------   -----------  ------------
Balance at June 30, 2000                                         6,720,115    $    75,894    38,456,297    50,500,226   (14,865,169)
                                                               ===========    ===========   ===========   ===========  ============

                                                                                   Common stock
                                                          Accumulated              purchased by
                                                                          ------------------------------
                                                             other           Employee        Recognition
                                                           comprehen-     stock ownership        and
                                                          sive income           and           retention
                                                             (loss)         401(k) plan         plans           Total
                                                          ------------    ---------------    -----------   -------------
Balance at June 30, 1997                                       111,796         (3,441,382)      (281,790)     82,174,216

Comprehensive income:
   Net income                                                       --                 --             --       7,729,211
   Change in unrealized holding gain on securities
     available for sale, net                                   700,941                 --             --         700,941
                                                          ------------    ---------------    -----------   -------------
          Comprehensive income                                 700,941                 --             --       8,430,152

Dividends paid, $.775 per share                                     --                 --             --      (2,900,750)
Treasury stock purchased                                            --                 --             --      (5,239,911)
Stock options exercised                                             --                 --             --         336,930
Amortization of KSOP expense                                        --            406,820             --         406,820
Tax benefit related to exercise of stock options                    --                 --             --         152,987
Difference between average fair value per share and cost
   per share on KSOP shares committed to be released                --                 --             --         855,257
                                                          ------------    ---------------    -----------   -------------

Balance at June 30, 1998                                       812,737         (3,034,562)      (281,790)     84,215,701

Comprehensive income:
   Net income                                                       --                 --             --       8,140,105
   Change in unrealized holding gain (loss) on securities
     available for sale, net                                (3,629,601)                --             --      (3,629,601)
                                                          ------------    ---------------    -----------   -------------

          Comprehensive income                              (3,629,601)                --             --       4,510,504

Distribution of 100% stock dividend                                 --                 --             --              --
Dividends paid, $.438 per share                                     --                 --             --      (3,102,129)
Treasury stock purchased                                            --                 --             --     (17,675,478)
Stock options exercised                                             --                 --             --         559,294
Amortization of KSOP expense                                        --            389,030             --         389,030
Tax benefit related to exercise of stock options                    --                 --             --         295,643
Difference between average fair value per share and cost
   per share on KSOP shares committed to be released                --                 --             --         923,960
                                                          ------------    ---------------    -----------   -------------

Balance at June 30, 1999                                    (2,816,864)        (2,645,532)      (281,790)     70,116,525

Comprehensive income:
   Net income                                                       --                 --             --       7,359,799
   Change in unrealized holding gain (loss) on securities
     available for sale, net                                (3,599,022)                --             --      (3,599,022)
                                                          ------------    ---------------    -----------   -------------

          Comprehensive income                              (3,599,022)                --             --       3,760,777

Dividends paid, $.488 per share                                     --                 --             --      (3,103,246)
Treasury stock purchased                                            --                 --             --      (7,072,998)
Treasury stock issued                                               --                 --             --          62,227
Stock options exercised                                             --                 --             --         190,209
Amortization of KSOP expense                                        --            371,450             --         371,450
Tax benefit related to exercise of stock options                    --                 --             --         188,174
Difference between average fair value per share and cost
   per share on KSOP shares committed to be released                --                 --             --         682,372
                                                          ------------    ---------------    -----------   -------------
Balance at June 30, 2000                                    (6,415,886)        (2,274,082)      (281,790)     65,195,490
                                                          ============    ===============    ===========   =============

See accompanying notes to consolidated financial statements.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                   Years ended June 30, 2000, 1999 and 1998

                                                                         2000            1999            1998
                                                                     ------------    ------------    ------------
Cash flows from operating activities:
    Net income                                                       $  7,359,799       8,140,105       7,729,211
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                    1,047,013       1,135,772         969,042
        Amortization and accretion                                         35,562         344,464         381,801
        Increase (decrease) in accrued federal income taxes             1,317,826      (1,323,643)       (487,987)
        Deferred federal income taxes                                   1,357,000       1,593,000         261,000
        Net gain on sale of securities                                    (45,574)       (203,317)       (246,473)
        Gain on sale of loans                                            (234,162)       (720,153)       (134,211)
        Loans originated for sale                                     (14,904,923)    (30,855,271)     (4,988,080)
        Proceeds from sales of loans originated for sale               15,409,785      31,128,924       5,077,069
        Provision for loan losses                                         475,763         494,438         565,521
        Federal Home Loan Bank stock dividend                            (351,600)       (329,700)       (304,700)
        (Increase) decrease in interest receivable                         65,489        (542,095)       (355,161)
        Tax benefits related to employee plans                            188,174         295,643         152,987
        Other, net                                                        497,362       1,205,683       1,043,628
                                                                     ------------    ------------    ------------

             Net cash provided by operating activities                 12,217,514      10,363,850       9,663,647
                                                                     ------------    ------------    ------------

Cash flows from investing activities:
    Proceeds from maturity of securities available for sale             3,020,000      10,697,077      16,727,605
    Proceeds from sales of securities available for sale               15,451,261      35,698,278      41,929,782
    Purchase of securities available for sale                            (742,661)   (144,809,607)    (99,324,173)
    Purchase of Federal Home Loan Bank stock                                    -               -        (112,300)
    Principal receipts on securities available for sale                 8,773,241      26,370,997      29,165,393
    Net (increase) decrease in loans                                  (30,559,564)     29,154,107     (21,563,866)
    Purchase of office properties and equipment                        (1,003,087)       (554,064)     (1,136,981)
    (Increase) decrease in investment in real estate development
      joint venture                                                       364,084        (128,639)       (766,241)
    Purchase of insurance agency intangible assets                       (690,000)              -               -
    Other, net                                                           (278,611)        (59,115)         (6,017)
                                                                     ------------    ------------    ------------

             Net cash used in investing activities                     (5,665,337)    (43,630,966)    (35,086,798)
                                                                     ------------    ------------    ------------

Cash flows from financing activities:
    Net increase (decrease) in deposits                               (11,264,389)     13,371,715      (6,138,251)
    Net increase (decrease) in securities sold under agreements to repurchase:
        Short-term                                                        320,158      (6,470,576)      5,781,075
        Long-term                                                               -               -      26,300,000
    Net increase (decrease) in short-term borrowed funds               (5,300,000)    (11,185,000)      6,530,000
    Proceeds from long-term borrowings                                 29,280,000      60,000,000               -
    Repayments of long-term borrowed funds                            (10,000,000)              -               -
    Treasury stock purchases                                           (7,072,998)    (17,675,478)     (5,239,911)
    Dividends paid                                                     (3,103,246)     (3,102,129)     (2,900,750)
    Proceeds from stock options exercised                                 190,209         559,294         336,930
    Increase (decrease) in amounts due to bank                           (154,055)       (368,059)        695,939
    Other, net                                                            112,155        (465,027)        125,546
                                                                     ------------    ------------    ------------

             Net cash provided by (used in) financing activities       (6,992,166)     34,664,740      25,490,578

                                                                     (Continued)

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                   Years ended June 30, 2000, 1999 and 1998


                                                                        2000            1999           1998
                                                                    ------------    ------------   ------------
          Net increase (decrease) in cash and cash equivalents      $   (439,989)      1,397,624         67,427

Cash and cash equivalents at beginning of year                        11,472,806      10,075,182     10,007,755
                                                                    ------------    ------------   ------------

Cash and cash equivalents at end of year                            $ 11,032,817      11,472,806     10,075,182
                                                                    ============    ============   ============

Supplemental disclosure of cash flow information:
    Cash payments of interest expense                               $ 28,328,248      25,377,616     25,095,614
    Cash payments of federal income taxes                                185,000       3,475,000      4,150,000
                                                                    ============    ============   ============
Supplemental schedule of non-cash investing activities:
    Real estate acquired through foreclosure                        $    961,969         936,116        643,725
    Real estate sales by loan issuance                                   730,392         742,543        543,500
                                                                    ============    ============   ============

See accompanying notes to consolidated financial statements.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         June 30, 2000, 1999 and 1998


(1)  Summary of Significant Accounting Policies

     (a)  Principles of Consolidation

          The consolidated financial statements of the Company include the accounts of FFY Financial Corp. (FFY or Holding Company) and its wholly owned subsidiaries, FFY Bank of Youngstown (Bank) and FFY Holdings, Inc. The consolidated financial statements also include the accounts of FFY Insurance Agency, Ltd., the insurance affiliate of FFY Holdings, Inc. The accounts of FFY Holdings real estate affiliate, Coldwell Banker FFY Real Estate, are not consolidated since the company owns a non-controlling one-third interest. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  Basis of Presentation

          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Cash and Cash Equivalents

          The Company considers all highly liquid debt instruments with maturities at date of purchase of three months or less to be cash equivalents. Cash equivalents also include interest-bearing deposits and short-term investments.

     (d)  Securities

          Management determines the appropriate classification of securities at the time of purchase. Debt and equity securities, including mortgage-backed securities, are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a component of accumulated other comprehensive income
          (loss), net of tax. Available-for-sale securities are those which management may decide to sell, if needed, for liquidity, asset/liability management, or other reasons. Gains or losses on the sale of securities are recognized using the specific identification method. A decline in the fair value of any security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the interest method. Dividends and interest income are recognized when earned.

     (e)  Loans and Related Fees and Costs

          Loans receivable originated with the intent to hold to maturity are carried at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees. Interest on loans is accrued and credited to income as earned. The accrual of interest is discontinued generally when a loan is more than 90 days delinquent or otherwise doubtful of collection. Such interest ultimately collected is credited to income in the period of recovery. Loans are returned to accrual status when both principal and interest are current, and the loan is determined to be performing in accordance with the applicable loan terms.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         June 30, 2000, 1999 and 1998

          Loan origination fees and certain direct loan origination costs are deferred, and the net amounts are amortized as an adjustment of the related loan's yield. The Bank amortizes these amounts using the interest method over the contractual life of the related loans.

          The Company currently sells loans to Federal National Mortgage Association (Fannie Mae) in the secondary market and delivers shortly after funding. Mortgage loans held for sale are carried at the lower of cost or market value, determined on a net aggregate basis.

          Mortgage servicing rights associated with loans originated and sold, where servicing is retained, are capitalized and included in other assets in the statement of financial condition. The servicing rights capitalized are amortized in proportion to and over the period of estimated servicing income. Management measures impairment of servicing rights based on prepayment trends and external market factors. Any impairment is recorded as a valuation allowance.

     (f)  Allowance for Loan Losses

          The allowance for loan losses is maintained at a level adequate to absorb probable losses inherent in the loan portfolio as of the balance sheet date. The provision for loan losses charged to expense is based on management's judgment taking into consideration past experience, current and estimated future economic conditions, known and inherent risks in the loan portfolio, and the estimated value of underlying collateral. While management uses the best information available to make these evaluations, future adjustments to the allowance may become necessary if economic conditions change substantially from the assumptions used in making the evaluations. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the recognition of additions to the reserve based on their judgments of information available to them at the time of their examination.

          Management considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts of principal and interest under the original terms of the loan agreement. Significant factors impacting management's judgment in determining when a loan is impaired include an evaluation of compliance with repayment program, condition of collateral, deterioration in financial strength of borrower or any case when the expected future cash payments may be less than the recorded amount. Since the Bank's loans are primarily collateral dependent, measurement of impairment is based on the fair value of the collateral. Management excludes large groups of smaller balance homogeneous loans such as residential mortgages and consumer loans which are collectively evaluated.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         June 30, 2000, 1999 and 1998

     (g)  Office Properties and Equipment


          Land is carried at cost. Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Estimated lives are 10 to 40 years for office properties, including improvements, and 3 to 10 years for equipment. Leasehold improvements are depreciated using the straight-line method over the terms of the related leases.

     (h)  Repurchase Agreements

          The Bank enters into sales of securities under agreements to repurchase securities of the same agency bearing the identical contract rate and similar remaining weighted average maturities as the original securities that result in approximately the same market yield.

     (i)  Income Taxes

          The Company files a consolidated federal income tax return.

          The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         June 30, 2000, 1999 and 1998

     (j)  Earnings Per Share

          Basic earnings per share of common stock for the years ended June 30, 2000, 1999 and 1998 have been determined by dividing net income for the year by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share of common stock for the years ended June 30, 2000, 1999 and 1998 have been determined by dividing net income for the year by the weighted average number of shares of common stock outstanding during the year adjusted for the dilutive effect of outstanding stock options. Total shares outstanding for earnings per share calculation purposes have been reduced by the KSOP shares that have not been committed to be released. In addition, weighted average common and common equivalent shares have been restated to reflect a 100% stock dividend, effected in the form of a two-for-one stock split, declared on January 19, 1999. The computation of basic and diluted earnings per share is shown in the table below.

                                                                           Years ended June 30,
                                                             -------------------------------------------
                                                                  2000           1999            1998
                                                             ------------    ------------    -----------
          Basic earnings per share computation:
            Numerator   - Net income                         $  7,359,799       8,140,105      7,729,211
            Denominator - Weighted average common
                          shares outstanding                    6,388,100       7,072,607      7,515,890
          Basic earnings per share                           $       1.15            1.15           1.03
                                                             ============    ============    ===========

          Diluted earnings per share computation:
            Numerator   - Net income                         $  7,359,799       8,140,105      7,729,211
            Denominator - Weighted average common
                          shares outstanding                    6,388,100       7,072,607      7,515,890
                          Dilutive effect of stock options        187,602         234,046        278,162
                                                             ------------    ------------    -----------
                          Weighted average common shares
                          and common stock equivalents          6,575,702       7,306,653      7,794,052

          Diluted earnings per share                         $       1.12            1.11           0.99
                                                             ============    ============    ===========

     (k)  Comprehensive Income

          On July 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 130, Reporting Comprehensive Income. This Statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income consists of net income and other comprehensive income, which for the Company is comprised entirely of unrealized holding gains and losses on securities available-for-sale, net of the related tax effect. As permitted by SFAS No. 130, the Company has elected to disclose the components of comprehensive income in the Consolidated Statements of Changes in Stockholders' Equity. Other comprehensive income (loss), before tax, for the years ended June 30, 2000, 1999 and 1998 was $(5,453,022), ($5,500,601) and $1,062,941, respectively. The related tax (expense) benefit for the years ended June 30, 2000, 1999 and 1998 was $1,854,000, $1,871,000 and ($362,000), respectively.

                     FFY FINANCIAL CORP. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                         June 30, 2000, 1999 and 1998

     (l)  Effect of New Financial Accounting Standards

          In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, that was subsequently amended by SFAS No. 137, which delayed the original effective date of SFAS No.
          133. This statement standardizes the accounting for derivative contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial condition and measure them at fair value. SFAS No. 137 was effective for the Company on July 1, 2000. Management determined that the Company did not engage in any hedging activities or derivative instruments and therefore, the adoption of SFAS No. 137 had no impact on financial condition or results of operations.

     (m)  Reclassifications

          Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the current year's presentation.

  (2)   Securities

        A summary of securities available for sale is as follows:

                                                                       Gross         Gross
                                                        Amortized    unrealized    unrealized           Fair
                                                           cost         gains        losses             value
                                                       ------------- ----------   ------------      ------------
        June 30, 2000
            Federal agency obligations                 $  18,966,247        --        (724,553)       18,241,694
            Mortgage-backed securities                    65,298,064        --      (3,608,828)       61,689,236
            Municipal securities                          44,928,441    42,285      (3,641,919)       41,328,807
            Trust preferred securities                    24,586,625        --      (1,390,429)       23,196,196
            Asset-backed SLMA's                           11,567,549        --        (197,549)       11,370,000
            Equity securities                                894,066    46,612         (68,609)          872,069
            Other securities                               1,617,244        --        (178,896)        1,438,348
                                                        ------------  --------  --------------      ------------
                 Totals                                $ 167,858,236    88,897      (9,810,783)      158,136,350
                                                        ============  ========  ==============      ============

                                                                       Gross         Gross
                                                        Amortized    unrealized    unrealized           Fair
                                                           cost         gains        losses             value
                                                       ------------- ----------   ------------      ------------
        June 30, 1999
            Federal agency obligations                 $  33,957,204    37,454        (350,690)       33,643,968
            Mortgage-backed securities                    74,454,008    13,833      (2,268,422)       72,199,419
            Municipal securities                          46,707,415   251,106      (1,982,949)       44,975,572
            Trust preferred securities                    24,581,418     9,339        (381,382)       24,209,375
            Asset-backed SLMA's                           11,493,465        --         (26,215)       11,467,250
            Equity securities                              1,798,791   509,914         (43,290)        2,265,415
            Other securities                               1,602,162        --         (37,562)        1,564,600
                                                        ------------  --------  --------------      ------------
                 Totals                                $ 194,594,463   821,646      (5,090,510)      190,325,599
                                                        ============  ========  ==============      ============

        The amortized cost and fair values of debt securities available for sale at June 30, 2000, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Equity securities do not have a contractual maturity.

                                                              Amortized       Fair
                                                                cost          value
                                                            ------------   -----------
        Within one year                                     $    290,406       289,773
        After one year through five years                     20,376,635    19,805,298
        After five years through ten years                    27,882,719    26,501,725
        After ten years                                      118,414,410   110,667,485
                                                            ------------   -----------
                                                            $166,964,170   157,264,281
                                                            ============   ===========

        The weighted average tax-equivalent annual yield of securities available for sale at June 30, 2000 and 1999 was 6.59% and 6.32%, respectively.

        Gross proceeds from sales of securities available for sale during the years ended June 30, 2000, 1999 and 1998 totaled $15,451,261,
        $35,698,278, and $41,929,782, respectively. Gross realized gains and losses on sales of securities available for sale totaled $131,868 and $86,294, respectively, during the year ended June 30, 2000; $385,137 and $181,820, respectively, during the year ended June 30, 1999; and $324,487 and $78,014, respectively, during the year ended June 30, 1998.

(3)     Loans Receivable

        Following is a summary of loans receivable at June 30, 2000 and 1999:

                                                                                            2000             1999
                                                                                      ----------------  ---------------
        First mortgage loans:
            Secured by one-to-four family residences                                $     351,425,171      335,064,165
            Secured by other properties                                                    14,367,031       15,579,362
            Commercial                                                                     44,628,822       35,117,294
            Construction and development loans, primarily residential                      32,480,194       28,084,891
                                                                                      ----------------  ---------------

                                                                                          442,901,218      413,845,712
        Consumer and other loans:
            Automobile                                                                      5,811,518        7,788,757
            Home equity                                                                    44,436,874       36,469,834
            90-day notes                                                                    1,816,299        3,416,013
            Commercial                                                                      1,057,010          849,071
            Other                                                                           4,307,435        4,981,141
                                                                                      ----------------  ---------------

                                                                                           57,429,136       53,504,816
                                                                                      ----------------  ---------------

                                                                                          500,330,354      467,350,528
        Less:
            Undisbursed loans in process                                                   10,349,503        7,969,623
            Net deferred loan origination fees                                              2,634,304        2,455,162
            Allowance for loan losses                                                       2,658,784        2,645,132
            Loans available for sale                                                          170,800          441,500
                                                                                      ----------------  ---------------

                                                                                           15,813,391       13,511,417
                                                                                      ----------------  ---------------

                                                                                    $     484,516,963      453,839,111
                                                                                      ================  ===============

        Weighted average annual yield at year-end                                                8.20%            8.05%
                                                                                      ================  ===============

        Activity in the allowance for loan losses for the years ended June 30, 2000, 1999 and 1998 is summarized as follows:

                                                                            2000             1999             1998
                                                                       ---------------  ---------------  ---------------
        Balance at beginning of year                                 $    2,645,132        2,740,169        2,961,810
        Provision charged to operations                                     475,763          494,438          565,521
        Charge-offs                                                        (597,907)        (723,383)        (839,704)
        Recoveries                                                          135,796          133,908           52,542
                                                                       ---------------  ---------------  ---------------

        Balance at end of year                                       $    2,658,784        2,645,132        2,740,169
                                                                       ===============  ===============  ===============

        Real estate owned, troubled debt restructurings, and nonaccrual loans, as well as the related impact on income in the accompanying consolidated statements of income, were immaterial for 2000, 1999 and 1998. At June 30, 2000 and 1999, non-accrual loans consisted primarily of one-to-four family residences and totaled $3,128,827 and $2,160,290, respectively. At June 30, 2000 and 1999, the recorded investment in loans which have been identified as being impaired totaled $1,565,705 and $1,591,754, respectively. No valuation allowance has been recorded on impaired loans since the fair value of the underlying collateral exceeds the recorded investment on an individual loan by loan basis. Average impaired loans for the years ended June 30, 2000 and 1999 totaled $1,565,580 and $1,606,423, respectively.

        Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The outstanding principal balance of loans serviced for others totaled $47,311,813 and $35,050,912 at June 30, 2000 and 1999, respectively. Capitalized net mortgage servicing rights totaled $418,687 and $329,602 at June 30, 2000 and 1999, respectively.

(4)     Office Properties and Equipment

        Following is a summary of office properties and equipment by major classifications as of June 30, 2000 and 1999:

                                                                                             2000             1999
                                                                                       ----------------  ---------------
        Land                                                                         $      1,617,581         1,617,581
        Buildings                                                                           8,604,004         8,513,962
        Furniture and equipment                                                             2,834,168         2,663,168
        Computer equipment and software                                                     4,164,898         3,621,618
        Automobiles                                                                           160,484           132,578
        Leasehold improvements                                                                501,131           402,322
                                                                                       ----------------  ---------------

                                                                                           17,882,266        16,951,229
        Less accumulated depreciation and amortization                                     10,709,827         9,732,589
                                                                                       ----------------  ---------------

                                                                                     $      7,172,439         7,218,640
                                                                                       ================  ===============

(5)     Deposits

        Following is an analysis of interest-bearing deposits, which consist of various savings and certificate accounts with varying interest rates, as of June 30, 2000 and 1999:

                                                                      2000                             1999
                                                         -------------------------------  ---------------------------
        Account type and stated interest rate                Amount            %              Amount            %
        -------------------------------------------      ---------------   -------------  ---------------   ---------
        NOW accounts, up to 1.74%                        $   38,732,058         8.68      $   36,677,860         8.02
        Money market accounts, up to 5.27%                   47,136,810        10.57          39,448,435         8.63
        Passbook accounts, 2.25%                             82,610,394        18.52          92,719,043        20.27
                                                         --------------    ---------      --------------    ---------
                                                            168,479,262        37.77         168,845,338        36.92

        Certificate accounts:
            3.00% to 3.99%                                      120,915         0.03          22,172,077         4.85
            4.00% to 4.99%                                   51,125,296        11.46          44,800,820         9.79
            5.00% to 5.99%                                  106,360,998        23.85         144,645,834        31.63
            6.00% to 6.99%                                   95,382,685        21.38          69,208,919        15.13
            7.00% to 7.99%                                   24,579,634         5.51           7,669,814         1.68
                                                         --------------    ---------      --------------    ---------

                                                            277,569,528        62.23         288,497,464        63.08
                                                         --------------    ---------      --------------    ---------

                                                         $  446,048,790       100.00      $  457,342,802       100.00
                                                         ==============    =========      ==============    =========

        At June 30, 2000 and 1999, scheduled maturities of certificate accounts are as follows:

                                                        2000                              1999
                                          ---------------------------------  ---------------------------
                                              Amount              %              Amount            %
                                          ---------------   ---------------  ---------------  ----------
        Less than 12 months               $  171,117,345          61.65      $  189,811,007        65.79
        13 to 24 months                       50,487,978          18.19          55,191,248        19.13
        25 to 36 months                       19,484,670           7.02          23,196,762         8.04
        37 to 48 months                        6,475,814           2.33          12,246,369         4.25
        49 to 60 months                       28,076,233          10.12           6,517,036         2.26
        Over 60 months                         1,927,488           0.69           1,535,042         0.53
                                          --------------    -----------      --------------   ----------

                                          $  277,569,528         100.00      $  288,497,464       100.00
                                          ==============    ===========      ==============   ==========

        The 1999 amounts above included callable certificate accounts totaling $8,556,305 with a weighted average rate of 6.91%. Due to a decline in market rates during fiscal year 1999, management exercised their call options during fiscal year 2000. There were no callable certificate accounts at June 30, 2000.

        Following is a summary of certificate accounts of $100,000 or more by remaining maturities at June 30, 2000 and 1999:

                                                     2000             1999
                                                ---------------  -------------

        Three months or less                    $  13,102,503       10,414,553
        Over three to six months                   17,940,423        8,007,383
        Over six to twelve months                  15,588,919       11,495,888
        Over twelve months                         20,813,464       17,840,509
                                                -------------     ------------

                                                $  67,445,309       47,758,333
                                                =============     ============

        At June 30, 2000 and 1999, certificate accounts included $1,215,105 and $1,543,897, respectively, in customer deposits for which federal agency obligations were pledged as collateral in an amount equal to the certificate account balances. The weighted average rate of the certificate accounts was 6.43% and 5.51%, respectively, at June 30, 2000 and 1999. The certificates at June 30, 2000 for which securities are pledged are scheduled to mature from April 2002 to April 2005.

        At June 30, 2000, certificate accounts included four deposits totaling $13,300,000 from the State of Ohio with a weighted average rate of 6.60%. These certificates have six-month terms which will mature from September 2000 to December 2000. Federal Home Loan Bank letters of credit collateralize $8,300,000 of these deposits and federal agency obligations collateralize the remaining $5,000,000.

        Interest expense on deposits for the years ended June 30, 2000, 1999 and 1998 is summarized below:

                                                2000            1999             1998
                                            --------------  --------------  -------------
        NOW accounts                        $     388,036         476,884         636,915
        Money market accounts                   1,815,365       1,136,095         762,231
        Passbook accounts                       1,985,495       2,090,725       2,683,094
        Certificate accounts                   15,138,775      16,412,701      17,199,768
                                            -------------   -------------   -------------

                                            $  19,327,671      20,116,405      21,282,008
                                            =============   =============   =============

        The weighted average interest rate on deposits was 4.56% and 4.27% at June 30, 2000 and 1999, respectively.

(6)   Securities Sold Under Agreements to Repurchase

      At June 30, 2000 and 1999, securities sold under agreements to repurchase were as follows:

                                                                                         2000              1999
                                                                                   ----------------   ---------------
      Short-term:
          Repurchase agreements                                                    $      6,937,905         6,617,747
          Federal agency obligations pledged as collateral:
            Book value, including accrued interest                                       10,218,236        10,236,120
            Market value, including accrued interest                                      9,876,930        10,237,604
      Average balance outstanding during the year                                         6,913,474         9,054,035
      Maximum amount outstanding at any month-end                                         7,693,664        13,448,884
      Weighted average interest rate                                                           6.51%             5.02%

      Long-term:
          Repurchase agreements                                                          51,300,000        51,300,000
          Mortgage-backed securities pledged as collateral:
            Book value, including accrued interest                                       61,902,083        61,469,494
            Market value, including accrued interest                                     58,510,942        59,782,455
      Average balance outstanding during the year                                        51,300,000        51,300,000
      Maximum amount outstanding at any month-end                                        51,300,000        51,300,000
      Weighted average interest rate                                                           6.84%             5.76%

      Short and long-term repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of financial condition. The pledged securities, although held in safekeeping outside the Bank, remain in the asset accounts. A summary of individual long-term repurchase agreements at June 30, 2000 and 1999 with respect to maturity and call dates is summarized in the table below. The call dates renew every three months and are at the option of the buyer.

               Maturity        Earliest call              2000               1999
            --------------   -----------------       --------------      -------------
              5/20/02          Non-callable          $   25,000,000                 --
             12/20/02            12/20/01                16,300,000                 --
              1/16/03             1/16/01                10,000,000         10,000,000
              2/19/02             called                         --         25,000,000
              3/19/01             called                         --         16,300,000

(7)  Borrowed Funds

     Borrowed funds at June 30, 2000 and 1999 consist of advances from the Federal Home Loan Bank (FHLB).

                                                                       2000                           1999
                                                          ------------------------------  ------------------------------
                                                                            Weighted                        Weighted
                                                                            average                         average
                                                              Amount          rate            Amount          rate
                                                          ------------------------------  ------------------------------
     Advances from the FHLB of Cincinnati with
        maturities less than one year:
           Line of credit advances                        $    17,500,000         7.35%    $            --          --
           Repo-based advances                                         --           --          22,800,000        4.92%
                                                          ------------------------------  ------------------------------

                                                          $    17,500,000         7.35%    $    22,800,000        4.92%
                                                          ==============================  ==============================

                                                                                 2000                          1999
                                                                      ---------------------------   ---------------------------
                                                                                      Weighted                      Weighted
                                                        Maturity                      average                       average
                                                          date           Amount         rate           Amount         rate
                                                      -------------   ------------- -------------   ------------- -------------
     Advances from the FHLB of Cincinnati
       with maturities greater than one year:
           LIBOR-based advance                          8/26/00      $   25,000,000         6.66%   $  25,000,000          4.89%
           Convertible fixed-rate advance               12/3/03              --               --       10,000,000          4.40%
           Convertible fixed-rate advance               5/14/09          25,000,000         5.61%      25,000,000          5.61%
           Fixed-rate advance                           1/05/05          25,000,000         7.22%              --            --
           Fixed-rate advance                           7/05/03           4,280,000         7.10%              --            --
                                                                       ------------ -------------   ------------- -------------

                                                                      $  79,280,000         6.53%   $  60,000,000         5.11%
                                                                       ============ =============   ============= =============

     The FHLB line of credit advances have adjustable rates. The LIBOR-based advance is tied to 3-month LIBOR minus 16 basis points and is adjusted quarterly. The $25 million convertible fixed-rate advance can be converted, at the option of the FHLB of Cincinnati, to a 3-month LIBOR-based advance on May 14, 2004. All outstanding advances at June 30, 2000 from the FHLB of Cincinnati are secured by a blanket mortgage collateral agreement for 150% of outstanding advances, amounting to $145.2 million.

     At June 30, 2000, the Bank has two standby letters of credit with Federal Home Loan Bank in the amounts of $5,000,000 and $3,300,000, which respectively mature on October 4, 2000 and December 6, 2000. These letters were not drawn on as of June 30, 2000 and are being used to collateralize certificates of deposit. A fee of 12 1/2 basis points was charged for each letter of credit.

(8)  Compliance with Regulatory Capital Requirements

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Office of Thrift Supervision (OTS) regulations require savings institutions to maintain certain minimum levels of regulatory capital. An institution that fails to comply with its regulatory capital requirements must obtain OTS approval of a capital plan and can be subject to a capital directive and certain restrictions on its operations. At June 30, 2000, the minimum regulatory capital regulations require institutions to have equity capital to total tangible assets of 1.5% ; a minimum leverage ratio of core (Tier
     1) capital to total adjusted tangible assets of 3.0% ; and a minimum ratio of total capital (core capital and supplementary capital) to risk weighted assets of 8.0%, of which 4.0% must be core capital.

     The most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category.

The following is a reconciliation of the Bank's GAAP and Regulatory capital, and a summary of the Bank's actual capital ratios compared with the OTS minimum bank capital adequacy requirements and their requirements for classification as well capitalized at June 30, 2000 and 1999:

                                                                        Tier-1           Tier-1           Total
                                                      Equity             core          risk-based       risk-based
June 30, 2000                                         capital          capital          capital          capital
                                                   --------------   --------------   --------------   --------------
GAAP capital                                       $   49,295,266       49,295,266       49,295,266       49,295,266
Accumulated losses on certain securities
    available for sale, net                                              6,150,228        6,150,228        6,150,228
General loan valuation allowances                                               --               --        2,526,716
Other                                                                      (41,719)         (41,719)         (41,719)
                                                                    --------------   --------------   --------------

Regulatory capital                                                      55,403,775       55,403,775       57,930,491
                                                                    --------------   --------------   --------------
Total assets                                          664,283,748
                                                   --------------
Adjusted total assets                                                  670,887,743
                                                                    --------------
Risk-weighted assets                                                                    454,889,366      454,889,366
                                                                                     --------------   --------------
Actual capital ratio                                         7.42%            8.26%           12.18%           12.73%
Minimum capital adequacy requirements                        1.50%            3.00%                             8.00%
Regulatory capital category:
    Well capitalized - equal to or greater than                               5.00%            6.00%           10.00%

                                                                        Tier-1           Tier-1           Total
                                                      Equity             Core          risk-based       risk-based
June 30, 1999                                         capital          capital          capital          capital
                                                   --------------   --------------   --------------   --------------
GAAP capital                                       $   51,063,276       51,063,276       51,063,276       51,063,276
Accumulated losses on certain securities
    available for sale, net                                              3,140,221        3,140,221        3,140,221
General loan valuation allowances                                               --               --        2,380,434
Other                                                                     (329,602)        (329,602)        (565,575)
                                                                    --------------   --------------   --------------

Regulatory capital                                                      53,873,895       53,873,895       56,018,356
                                                                    --------------   --------------   --------------
Total assets                                          661,204,894
                                                   --------------
Adjusted total assets                                                  665,870,977
                                                                    --------------
Risk-weighted assets                                                                    404,152,959      404,152,959
                                                                                     --------------   --------------
Actual capital ratio                                         7.72%            8.09%           13.33%           13.86%
Minimum capital adequacy requirements                        1.50%            3.00%                             8.00%
Regulatory capital category:
    Well capitalized - equal to or greater than                               5.00%            6.00%           10.00%

(9)   Income Taxes

      Federal income tax expenses include current and deferred amounts as follows:


                                                                             2000            1999            1998
                                                                        --------------  --------------  ---------------
        Current                                                         $    1,691,000       2,447,000       3,886,000
        Deferred                                                             1,357,000       1,593,000         261,000
                                                                        --------------  --------------  --------------

                Federal income tax expense                                   3,048,000       4,040,000       4,147,000

        Deferred federal tax expense (benefit)
            on unrealized gains (losses) on
            securities available for sale                                   (1,854,000)     (1,871,000)        362,000
                                                                        --------------  --------------  --------------

                                                                        $    1,194,000       2,169,000       4,509,000
                                                                        ==============  ==============  ==============

        Actual federal income tax expense differed from the amounts computed by applying the federal income tax rate of 35% to income before federal income taxes as a result of the following:

                                                     2000                      1999                      1998
                                            ------------------------  ------------------------ -------------------------
        Expected income tax expense
            at statutory rate               $   3,642,730    35.00%   $    4,263,037   35.00%  $  4,156,674      35.00%
        Other                                    (594,730)   (5.71)         (223,037)  (1.83)        (9,674)     (0.08)
                                            -------------  -------    --------------  ------   ------------  ---------

        Actual federal tax expense          $   3,048,000    29.29%   $    4,040,000   33.17%  $  4,147,000      34.92%
                                            =============  =======    ==============  ======   ============  =========

        The net tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2000 and 1999, is as follows:

                                                                                           2000               1999
                                                                                     ----------------     --------------
        Deferred tax assets:
            Deferred loan fees                                                       $       978,000           842,000
            Employee benefits                                                                136,000           128,000
            Bad debt reserves                                                                904,000           899,000
            Interest on nonaccrual loans                                                     120,000            40,000
            Unrealized depreciation on securities available
              for sale                                                                       137,000                --
            Other                                                                             53,000            54,000
                                                                                       -------------     -------------

                Total gross deferred tax assets                                            2,328,000         1,963,000
                                                                                       -------------     -------------

        Deferred tax liabilities:
            FHLB stock dividends                                                           1,070,000           950,000
            Basis difference in fixed assets                                                 166,000           172,000
            Excess of tax reserves over base year amounts                                    769,000           961,000
            Unrealized appreciation on securities available for sale                              --           166,000
            Other                                                                            297,000           185,000
                                                                                       -------------     -------------

                Total gross deferred tax liabilities                                       2,302,000         2,434,000
                                                                                       -------------     -------------

                Net deferred tax asset (liability)                                     $      26,000          (471,000)
                                                                                       =============     =============

        A valuation allowance is established to reduce the deferred tax asset if it is more likely than not that the related tax benefits will not be realized. In management's opinion, it is more likely than not that the tax benefits will be realized; consequently, no valuation allowance has been established as of June 30, 2000 and 1999.

        Retained earnings at June 30, 2000 includes approximately $17,254,000 for which no provision for federal income tax has been made. These amounts represent allocations of income to bad debt deductions for tax purposes only. These qualifying and nonqualifying base year reserves and supplemental reserves will be recaptured into income in the event of certain distributions and redemptions. Such recapture would create income for tax purposes only, which would be subject to the then current corporate income tax rate.

        Recapture would not occur upon the reorganization, merger, or acquisition of the Bank, nor if the Bank is merged or liquidated tax-free into a bank or undergoes a charter change. If the Bank fails to qualify as a bank or merges into a nonbank entity, these reserves will be recaptured into income.

        The favorable reserve method previously afforded to thrifts was repealed for tax years beginning after December 31, 1995. Large thrifts must switch to the specific charge-off method of Section 166. In general, a thrift is required to recapture its qualifying and nonqualifying reserves in excess of its qualifying and nonqualifying base year reserves. As the Bank has previously provided deferred taxes on the recapture amount, no additional financial statement tax expense should result from this legislation.

(10)    Commitments, Contingencies, and Credit Risk

        In the normal course of business, the Bank is party to financial instruments with off-balance sheet risk to meet the financing needs of its customers and to minimize exposure to fluctuations in interest rates. These financial instruments primarily include commitments to extend credit and unused lines of credit. Currently the Bank does not enter into forward contracts for future delivery of residential mortgage loans. These instruments involve elements of credit risk and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The Bank's exposure to credit loss in the event of nonperformance by the other party to the commitment is represented by the contractual amount of the commitment. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. Interest rate risk on commitments to extend credit results from the possibility that interest rates may have moved unfavorably from the position of the Bank since the time the commitment was made.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of 30 to 180 days or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Following is a table of financial instruments whose contract amounts represent credit risk:

                                                                  2000               1999
                                                             ----------------  ----------------
        Fixed rate commitments to extend credit              $   11,400,906         11,902,729
        Variable rate commitments to extend credit                7,747,985          7,398,242
        Commercial lines and letters of credit                    1,510,000          2,700,000
        Undisbursed lines and letters of credit                  14,292,215          8,195,471
                                                            ---------------   ----------------

                                                             $   34,951,106         30,196,442
                                                            ===============    ===============

        The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the applicant. Collateral held is generally single-family residential real estate.

        The Bank's primary lending area is in Mahoning, Trumbull, and Columbiana counties in the state of Ohio. Accordingly, the ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in market conditions in that area.

        In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial statements of the Company.

(11)    Director and Employee Plans

        (a)   Stock Option and Incentive Plan

              FFY sponsors a stock option and incentive plan for the benefit of directors and employees of the Company. The number of shares of common stock authorized under the plan is 1,326,000, equal to 10% of the total number of shares issued in the conversion adjusted for the 100% stock dividend in 1999. The option exercise price must be at least 100% of the fair value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Outstanding options can be exercised over a 10-year period from the date of the grant.

              Following is activity under the plan during the years ended June 30, 2000, 1999 and 1998:

                                                                            2000            1999            1998
                                                                        ------------    ------------    ------------
              Options outstanding, beginning of year                         395,186         463,704         531,090
              Exercised                                                      (38,042)       (108,298)        (67,386)
              Granted                                                        218,768          39,780              --
                                                                        ------------    ------------    ------------

              Options outstanding, end of year                               575,912         395,186         463,704
                                                                        ============    ============    ============

              Exercisable:
                  At $5.00 per share                                         296,174         334,216         439,814
                  From $11.59 to $18.63 per share                             54,340          34,450          23,890
              Options available for grant, end of year                            --         218,768         258,548

              On May 23, 2000, 83,878 options were granted to the outside directors of the Company pursuant to the merger with First Place Financial Corp. (refer to note 15). These options shall vest in their entirety only upon the closing of the proposed merger.

              The Company applies Accounting Principles Board (APB) No. 25 for its stock option and incentive plan. Accordingly, no compensation cost has been recognized. Had compensation cost for this plan been determined consistent with SFAS No. 123, the Company's net income and earnings per share pro forma amounts for the years ended June 30, 2000, 1999 and 1998 would be as follows (in thousands, except per share amounts):

                                                  2000                  1999                 1998
                                            -----------------     -----------------    -----------------
                                               As        Pro         As        Pro        As        Pro
                                            reported    forma     reported    forma    reported    forma
                                            --------    -----     --------    -----    --------    -----
              Net income                    $  7,360    7,264        8,140    8,108       7,729    7,715
              Basic earnings per share      $   1.15     1.14         1.15     1.15        1.03     1.03
              Diluted earnings per
                  share                     $   1.12     1.10         1.11      1.11       0.99     0.99

              The above results may not be representative of the effects of SFAS No. 123 on net income for future years.

              The Company applied the Black-Scholes option pricing model to determine the fair value of each option granted. Below is a summary of the assumptions used in the calculation:

                                                                                 June 30,
                                                  -----------------------------------------------------------------------
                                                           2000                    1999                     1998
                                                  ----------------------- -----------------------  ----------------------
              Dividend yield                           2.68 - 4.88%            2.59 - 2.92%             2.59 - 2.92%
              Expected volatility                            16.54%          12.53 - 14.39%                   12.53%
              Risk-free interest rate                  6.36 - 6.83%            4.47 - 6.47%             6.36 - 6.47%
              Expected option life                   5.25 - 5.36 years          5.25 years               5.25 years

        (b)   Employee Stock Ownership and 401(k) Plan

              In June 1993, the Company established the FFY Financial Corp. Employee Stock Ownership Plan (ESOP) for the benefit of its employees. The ESOP covers substantially all employees with more than one year of employment and who have attained the age of 21. The ESOP borrowed $5,304,000 from FFY and purchased 1,060,800 shares (adjusted for the 100% stock dividend in 1999) in conjunction with the Bank's conversion. Effective January 1, 1997, the Company amended the ESOP to include 401(k) provisions under
              Section 401(k) of the Internal Revenue Code, thus forming the FFY Financial Corp. Employee Stock Ownership and 401(k) Plan (KSOP). The eligibility requirements of the KSOP did not change pursuant to the amendment. Under the 401(k) provisions of the KSOP, employees may elect to make pretax contributions of up to 15% of compensation as defined in the plan document. The Company matches up to 6% of employee compensation in the form of stock from the shares that are committed to be released to participants for that year. The remaining shares after the 401(k) match are released to participants' accounts using the shares allocated method. Dividends on allocated and unallocated shares are used for debt service.

              The Company follows SOP 93-6, Employers' Accounting for Employee Stock Ownership Plans which requires that (1) compensation cost be recognized based on the fair value of the KSOP shares when committed to be released; (2) dividends on unallocated shares used for debt service do not reduce compensation expense and are not considered dividends for financial reporting purposes; and (3) KSOP shares that have not been committed to be released are not considered outstanding for purposes of computing earnings per share.

              KSOP compensation expense for the years ended June 30, 2000, 1999 and 1998 totaled $827,641, $1,138,068 and $1,131,374, respectively. The fair value of unearned KSOP shares at June 30, 2000 and 1999, totaled $5,002,976 and $10,053,014, respectively.
              Following is a summary of KSOP shares at June 30, 2000 and 1999:

                                                          2000          1999
                                                        ---------     ---------

              Allocated                                   605,984       531,694
              Unallocated                                 454,816       529,106
                                                        ---------     ---------

                                                        1,060,800     1,060,800
                                                        =========     =========

        (c)   Recognition and Retention Plans (RRPs)

              The Company and the Bank have a Recognition and Retention Plan
              (RRP), formed in conjunction with the Bank's conversion in 1993. Pursuant to the RRP, 474,042 shares of common stock awarded to directors and certain officers were earned over a 3 1/2 year period through December 1996. On May 23, 2000, 56,000 RRP shares were awarded to certain officers of the Bank pursuant to the pending merger with First Place Financial Corp. (refer to note
              15). These shares shall vest in their entirety only upon the closing of the proposed merger. Such shares, if vesting occurs, will be accounted for as compensation expense. At June 30, 2000, 358 shares in the RRP remain unawarded. The 56,358 shares that remain in the RRP at June 30, 2000 are reflected as a reduction of stockholders' equity.

(12)    Stockholders' Equity

        On January 19, 1999, the Company announced a 100% stock dividend, which is equivalent to a two-for-one stock split, that was paid on March 5, 1999 to shareholders of record on February 19, 1999. The Company used its then 2.8 million treasury shares and issued an additional 959,366 shares to pay for the stock dividend. Proper accounting treatment to record these transactions warranted the decline in additional paid in capital and retained earnings, but did not affect total stockholders' equity. Additionally, all share and per share data have been restated as a result of the stock dividend.

        In accordance with federal regulations, at the time the Bank converted from a federal mutual savings bank to a federal stock savings bank, the Bank restricted a portion of retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder is entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. Under current regulations, the Bank is not permitted to pay dividends on its stock if the effect would reduce its regulatory capital below the liquidation account.

        OTS regulations also provide that an institution that before and after a proposed distribution remains well-capitalized, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus retained net income for the two preceding years. However, an institution deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. The Bank may pay dividends in accordance with this general authority. Institutions proposing to make any capital distribution need not submit written notice to the OTS prior to such distribution unless they are a subsidiary of a holding company or would not remain well-capitalized following the distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution or propose to exceed the net income limitations must obtain OTS approval prior to making such distribution. During the years ended June 30, 2000, 1999 and 1998, the Bank paid cash dividends to the Holding Company as follows:


                    Date                              Amount
                                                  --------------

                         January 23, 1998         $    1,577,312
                         April 13, 1998                1,713,029
                         July 15, 1998                 1,609,984
                         July 20, 1998                 3,400,000
                         October 15, 1998              1,563,763
                         January 15, 1999              1,735,963
                         April 12, 1999                1,872,575
                         May 20, 1999                    750,000
                         August 12, 1999               1,818,329
                         October 15, 1999              1,644,903
                         January 14, 2000              1,817,284
                         April 14, 2000                1,907,304

        At June 30, 2000, dividends payable from the Bank to the Holding Company totaled $1,684,144.

        After the dividends, the Bank's regulatory capital exceeds all of the fully phased-in capital requirements imposed by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 as well as the aforementioned liquidation account.

        Unlike the Bank, the Holding Company is not subject to these regulatory restrictions on the payment of dividends to its stockholders. However, the source of future dividends may depend upon dividends from the Bank.

(13)    Fair Value of Financial Instruments

        The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                   June 30, 2000                   June 30, 1999
                                                           ------------------------------  -----------------------------
                                                              Carrying       Estimated       Carrying       Estimated
                                                               amount        fair value       amount        fair value
                                                           --------------  --------------  -------------  --------------
        Assets:
            Cash and cash equivalents                      $   11,032,817      11,032,817     11,472,806      11,472,806
            Securities available for sale                     158,136,350     158,136,350    190,325,599     190,325,599
            Loans receivable                                  484,516,963     479,147,000    453,839,111     460,997,000
            Loans available for sale                              170,800         171,965        441,500         441,500
            Federal Home Loan Bank stock                        5,192,800       5,192,800      4,841,200       4,841,200
            Accrued interest receivable                         4,596,297       4,596,297      4,661,786       4,661,786

        Liabilities:
            Deposits:
               Certificate accounts                           277,569,528     278,353,000    288,497,464     290,809,000
               Other deposit accounts                         168,479,262     168,479,262    168,845,338     168,845,338
            Securities sold under agreements to repurchase:
                 Short-term                                     6,937,905       6,937,905      6,617,747       6,617,747
                 Long-term                                     51,300,000      50,780,000     51,300,000      51,213,000
            Borrowed funds:
               Short-term                                      17,500,000      17,500,000     22,800,000      22,800,000
               Long-term                                       79,280,000      78,772,000     60,000,000      59,944,000
            Accrued interest payable                            2,063,865       2,063,865      2,248,219       2,248,219

        The fair value estimates are based on the following methods and assumptions:

        . Cash and cash equivalents. The carrying amounts of cash and cash equivalents approximates fair value.

        . Securities available for sale. Fair values for securities are based on quoted market prices or dealer quotes; where such quotes are not available, fair values are based on quoted market prices of comparable instruments.

        . Loans receivable. The fair values of loans receivable are estimated using a discounted cash flow calculation that applies estimated discount rates reflecting the credit and interest rate risk inherent in the loans to homogeneous categories of loans with similar financial characteristics. Loans are segregated by types, such as residential mortgage, commercial, and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

        . Loans available for sale. The fair values of loans available for sale are based on quoted market prices of similar loans sold. At June 30, 1999, the carrying amount of loans available for sale approximates fair value.

        . Federal Home Loan Bank stock. This item is valued at cost, which represents redemption value and approximates fair value.

        . Accrued interest receivable. The carrying amount of accrued interest receivable approximates fair value.

        . Deposits. The fair values of fixed maturity certificate accounts are estimated using a discounted cash flow calculation that applies interest rates currently offered for deposits of similar remaining maturities. The fair values of other deposit accounts (passbook, NOW, and money market accounts) equal their carrying values.

        . Short-term securities sold under agreements to repurchase. The carrying amount of short-term securities sold under agreements to repurchase approximates fair value.

        . Long-term securities sold under agreements to repurchase. Fair value is estimated using a discounted cash flow calculation that applies interest rates currently available to the Bank for debt with similar terms and maturity.

        . Short-term borrowed funds. Short-term borrowed funds reprice frequently; therefore, the carrying amount approximates fair value.

        . Long-term borrowed funds. Fair value is estimated using a discounted cash flow calculation that applies interest rates currently available to the Bank for debt with similar terms and maturity.

        . Accrued interest payable. The carrying amount of accrued interest payable approximates fair value.

        . Off-balance sheet instruments. The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of undisbursed lines of credit is based on fees currently charged for similar agreements or on estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The carrying amount and fair value of off-balance sheet instruments is not significant as of June 30, 2000 and 1999.

        The fair value estimates are presented for on-balance sheet financial instruments without attempting to estimate the value of the Bank's long-term relationships with depositors and the benefit that results from low-cost funding provided by deposit liabilities. In addition, significant assets which are not considered financial instruments and are, therefore, not a part of the fair value estimates include office properties and equipment.

(14)    Condensed Parent-Company-Only Financial Statements

        The following condensed statements of financial condition as of June 30, 2000 and 1999, and related condensed statements of income and cash flows for the years ended June 30, 2000, 1999 and 1998 for FFY Financial Corp. should be read in conjunction with the consolidated financial statements and the notes thereto.

                               Condensed Statements of Financial Position                 2000             1999
                               ------------------------------------------             ------------      -----------
        Assets:
            Cash                                                                      $    166,394          142,257
            Short-term investments                                                         805,300          865,000
                                                                                      ------------      -----------

                Total cash and cash equivalents                                            971,694        1,007,257

            Securities available for sale                                                7,058,043       11,060,613
            Loans receivable                                                             1,913,733        1,900,000
            Note receivable - KSOP                                                       2,740,400        3,094,000
            Equity in net assets of the Bank                                            49,295,266       51,063,276
            Interest receivable on investments                                              78,488           98,905
            Dividend receivable from Bank                                                1,684,144        1,818,329
            Other assets                                                                 1,583,577          563,496
                                                                                      ------------      -----------

                Total assets                                                          $ 65,325,345       70,605,876
                                                                                      ============      ===========
        Liabilities and stockholders' equity:
            Other liabilities                                                         $    129,855          489,351
            Stockholders' equity                                                        65,195,490       70,116,525
                                                                                       -----------      -----------

                Total liabilities and stockholders' equity                            $ 65,325,345       70,605,876
                                                                                       ===========      ===========

                      Condensed Statements of Income                     2000            1999           1998
                      ------------------------------                 -----------      -----------    ----------
        Income:
            Equity in earnings of the Bank and subsidiary            $ 6,891,058        6,840,653     6,389,428
            Interest income                                              816,984        1,302,593     1,587,602
            Gain on sale of securities                                   126,654          331,433       266,002
                                                                     -----------      -----------    ----------

                Total income                                           7,834,696        8,474,679     8,243,032

        Expenses:
            State and local taxes                                         44,510           50,720       116,271
            Other                                                        551,387          199,854       181,550
                                                                     -----------      -----------    ----------

                Total expenses                                           595,897          250,574       297,821
                                                                     -----------      -----------    ----------

                Income before income taxes                             7,238,799        8,224,105     7,945,211

        Income taxes (benefit)                                          (121,000)          84,000       216,000
                                                                     -----------      -----------    ----------

                Net income                                           $ 7,359,799        8,140,105     7,729,211
                                                                     ===========      ===========    ==========

                      Condensed Statements of Cash Flows                 2000            1999           1998
                      ----------------------------------             -----------      -----------    ----------
        Cash flows from operating activities:
            Net income                                               $ 7,359,799        8,140,105     7,729,211
            Adjustments to reconcile net income to net cash
              provided by operating activities:
                Equity in earnings of the Bank and subsidiary         (6,891,058)      (6,840,653)   (6,389,428)
                Amortization and accretion                                 4,609           48,389        77,419
                (Increase) decrease in interest receivable                20,445           71,435       (85,268)
                Other, net                                              (378,085)        (235,261)     (191,303)
                                                                     -----------      -----------    ----------

                Net cash provided by operating activities                115,710        1,184,015     1,140,631
                                                                     -----------      -----------    ----------

        Cash flows from investing activities:
            Sales of securities available for sale                     3,158,242       17,388,127    13,648,851
            Purchase of securities available for sale                         --       (7,690,267)   14,101,273)
            Principal receipts on securities available for sale               --               --       595,851
            Return of capital                                             50,000               --            --
            Net increase in loans receivable                             (13,733)      (1,900,000)           --
            KSOP loan repayment                                          353,600          353,600       353,600
            Dividends from the Bank                                    7,187,820       10,932,286     4,920,924
            Additional investment in subsidiary                         (925,000)         (33,500)     (686,500)
            Other                                                             --               --          (500)
                                                                     -----------      -----------    ----------

                Net cash provided by investing activities              9,810,929       19,050,246     4,730,953
                                                                     -----------      -----------    ----------

                  Condensed Statements of Cash Flows (con't)              2000              1999             1998
                  ------------------------------------------       -----------------   --------------   --------------
        Cash flows from financing activities:
          Purchase of treasury stock                               $     (7,072,998)     (17,675,478)      (5,239,911)
          Dividends paid                                                 (3,103,246)      (3,102,129)      (2,900,750)
          Proceeds from stock options exercised                             190,209          559,294          336,930
          Other                                                              23,833          (10,134)         (19,866)
                                                                   -----------------   --------------   --------------

             Net cash used in financing activities                       (9,962,202)     (20,228,447)      (7,823,597)
                                                                   -----------------   --------------   --------------
             Net increase (decrease) in cash and cash
               equivalents                                                  (35,563)           5,814       (1,952,013)

        Cash and cash equivalents at beginning of year                    1,007,257        1,001,443        2,953,456
                                                                   -----------------   --------------   --------------
        Cash and cash equivalents at end of year                   $        971,694        1,007,257        1,001,443
                                                                   =================   ==============   ==============

(15)    Pending Merger

        On May 23, 2000, the board of directors of FFY, and First Place Financial Corp. (First Place), the holding company for First Federal Savings and Loan Association of Warren, entered into a definitive agreement (the Merger Agreement) to combine in a merger of equals (the Merger). The Merger Agreement calls for a tax-free exchange of each outstanding share of FFY common stock for 1.075 shares of First Place common stock, with cash paid in lieu of fractional shares. In addition, pursuant to the Merger Agreement, FFY Bank will merge with First Federal Savings and Loan Association of Warren to become First Place Bank.

        In connection with the Merger Agreement, FFY and First Place entered into option agreements pursuant to which each party granted the other party options, exercisable under certain circumstances, to purchase shares of their respective common stock in an amount equal to 19.9% of the total number of outstanding shares of either FFY's or First Place's common stock.

        The Merger will be accounted for as a purchase by First Place and is expected to close in the fourth quarter of calendar year 2000. The Merger Agreement has been approved by the boards of directors of both companies. However, it is subject to certain other conditions, including the approvals of the shareholders of both companies and the approvals of regulatory authorities.

        Included in the Company's results of operations for fiscal year 2000 were $329,000 in pre-tax expenses for professional fees related to the pending Merger with First Place.

        Following are the unaudited consolidated statement of financial condition of FFY Financial Corp. as of September 30, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended September 30, 2000 and 1999.
FFY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                     September 30,             June 30,
                                                                                         2000                    2000
                                                                                   ----------------        -----------------
Assets                                                                                (unaudited)
        Cash                                                                         $   4,944,064            $   4,543,181
        Interest-bearing deposits                                                        6,374,706                6,489,636
                                                                                   ----------------        -----------------
                                            TOTAL CASH AND CASH EQUIVALENTS             11,318,770               11,032,817

        Securities available for sale                                                  158,422,417              158,136,350
        Loans receivable                                                               492,509,792              484,516,963
        Loans available for sale                                                           354,275                  170,800
        Interest and dividends receivable on securities                                  1,848,583                1,675,487
        Interest receivable on loans                                                     3,090,150                2,920,810
        Federal Home Loan Bank stock, at cost                                            5,465,400                5,192,800
        Office properties and equipment, net                                             7,079,152                7,172,439
        Other assets                                                                     3,948,886                3,656,928
                                                                                   ----------------        -----------------
                                                               TOTAL ASSETS          $ 684,037,425            $ 674,475,394
                                                                                   ================        =================

Liabilities and Stockholders' Equity
        Liabilities:
          Deposits                                                                   $ 439,366,391            $ 446,048,790
          Securities sold under agreements to repurchase:
            Short-term                                                                   7,907,312                6,937,905
            Long-term                                                                   51,300,000               51,300,000
          Borrowed funds:
            Short-term                                                                  28,002,400               17,500,000
            Long-term                                                                   79,280,000               79,280,000
          Advance payments by borrowers for taxes and insurance                          1,084,078                2,347,744
          Other payables and accrued expenses                                           10,350,904                5,865,465
                                                                                   ----------------        -----------------
                                                          TOTAL LIABILITIES            617,291,085              609,279,904

        Commitments and contingencies

        Stockholders' equity:
          Preferred stock, $.01 par value:
            Authorized 5,000,000 shares; none outstanding                                        -                        -
          Common stock, $.01 par value:
            Authorized 15,000,000 shares; issued 7,589,366 shares, outstanding
            6,621,913 shares at September 30, 2000
            and 6,720,115 shares at June 30, 2000                                           75,894                   75,894
          Additional paid-in capital                                                    38,579,010               38,456,297
          Retained earnings, substantially restricted                                   51,197,641               50,500,226
          Treasury stock, at cost, 967,453 shares at
            September 30, 2000 and 869,251 shares at June 30, 2000                     (16,068,892)             (14,865,169)
          Accumulated other comprehensive loss                                          (4,569,761)              (6,415,886)
          Common stock purchased by:
            Employee Stock Ownership and 401(k) Plan                                    (2,185,762)              (2,274,082)
            Recognition and Retention Plans                                               (281,790)                (281,790)
                                                                                   ----------------        -----------------
                                                 TOTAL STOCKHOLDERS' EQUITY             66,746,340               65,195,490
                                                                                   ----------------        -----------------

                                                      TOTAL LIABILITIES AND
                                                       STOCKHOLDERS' EQUITY          $ 684,037,425            $ 674,475,394
                                                                                   ================        =================

See accompanying notes to consolidated financial statements

FFY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                                             Three months ended
                                                                                September 30,
                                                                            2000            1999
                                                                        ------------    ------------
Interest Income
  Loans                                                                 $ 10,309,397    $  9,526,048
  Securities available for sale                                            2,513,722       2,769,955
  Federal Home Loan Bank stock                                               100,567          90,010
  Other interest-earning assets                                                3,301          19,514
                                                                        ------------    ------------

                                                TOTAL INTEREST INCOME     12,926,987      12,405,527
                                                                        ------------    ------------
Interest Expense
  Deposits                                                                 5,164,947       4,861,712
  Securities sold under agreements to repurchase:
     Short-term                                                              127,539          88,045
     Long-term                                                               890,110         747,192
  Borrowed funds:
     Short-term                                                              391,152         328,287
     Long-term                                                             1,308,891         787,807
                                                                        ------------    ------------
                                               TOTAL INTEREST EXPENSE      7,882,639       6,813,043

                                                  NET INTEREST INCOME      5,044,348       5,592,484
  Provision for loan losses                                                  201,677         101,062
                                                                        ------------    ------------
                                            NET INTEREST INCOME AFTER
                                            PROVISION FOR LOAN LOSSES      4,842,671       5,491,422
                                                                        ------------    ------------

Non-Interest Income
  Service charges                                                            324,557         255,161
  Gain on sale of securities available for sale                                   --           1,309
  Gain on sale of loans                                                      110,912          59,791
  Other                                                                      306,430         150,351
                                                                        ------------    ------------

                                            TOTAL NON-INTEREST INCOME        741,899         466,612
                                                                        ------------    ------------

Non-Interest Expense
  Salaries and employee benefits                                           1,770,190       1,656,457
  Net occupancy and equipment                                                500,623         515,550
  Insurance and bonding                                                       72,750         115,891
  State and local taxes                                                      216,989         250,208
  Other                                                                      897,745         797,367
                                                                        ------------    ------------

                                           TOTAL NON-INTEREST EXPENSE      3,458,297       3,335,473
                                                                        ------------    ------------
                                           INCOME BEFORE INCOME TAXES
                                                AND MINORITY INTEREST      2,126,273       2,622,561

Income taxes                                                                 646,000         781,000
Minority interest in loss of consolidated subsidiaries                          (290)         (1,857)
                                                                        ------------    ------------

                                                           NET INCOME   $  1,480,563    $  1,843,418
                                                                        ============    ============

                                             BASIC EARNINGS PER SHARE   $       0.24    $       0.28
                                                                        ============    ============

                                           DILUTED EARNINGS PER SHARE   $       0.23    $       0.27
                                                                        ============    ============

                                    CASH DIVIDENDS DECLARED PER SHARE   $      0.125    $      0.125
                                                                        ============    ============

See accompanying notes to consolidated financial statements

FFY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(unaudited)

                                                                        Three months ended
                                                                           September 30,
                                                                       2000            1999
                                                                    ------------    ------------
Balance at July 1                                                   $ 65,195,490    $ 70,116,525

Comprehensive income:

   Net income                                                          1,480,563       1,843,418

   Change in unrealized holding loss on securities available
      for sale, net of reclassification adjustment and tax effect      1,846,125      (1,833,391)
                                                                    ------------    ------------
         Comprehensive income                                          3,326,688          10,027

Dividends paid, $.125 and $.1125 per share, respectively                (783,148)       (738,614)

Treasury stock purchased                                              (1,207,938)     (3,092,276)

Stock options exercised                                                    2,750          35,930

Amortization of KSOP expense                                              88,320          92,865

Tax benefit related to exercise of stock options                           4,505          34,073

Difference between average fair value per share and cost
  per share on KSOP shares committed to be released                      119,673         252,660
                                                                    ------------    ------------

Balance at September 30                                             $ 66,746,340    $ 66,711,190
                                                                    ============    ============

See accompanying notes to consolidated financial statements

FFY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

                                                                                                   Three months ended
                                                                                                       September 30,
                                                                                                 2000                   1999
                                                                                             -----------            -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    $ 4,530,484            $ 4,985,879
                                                                                             -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of securities available for sale                                        124,124              1,000,000
  Proceeds from sales of securities available for sale                                                 -             13,820,146
  Purchase of securities available for sale                                                            -               (556,813)
  Principal receipts on securities available for sale                                          2,348,554              2,847,645
  Purchase of Federal Home Loan Bank stock                                                      (177,400)                     -
  Net increase in loans                                                                       (8,330,111)            (6,692,300)
  Purchase of office properties and equipment                                                   (165,825)              (526,854)
  Other, net                                                                                     (38,018)                85,253
                                                                                             -----------           ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                           (6,238,676)             9,977,077
                                                                                             -----------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in deposits                                                                    (6,651,486)           (11,513,501)
  Net increase (decrease) short-term securities sold under agreements to repurchase              969,407                 (2,671)
  Net increase in short-term borrowed funds                                                   10,502,400              2,103,000
  Decrease in advance payments by borrowers for taxes and insurance                           (1,263,666)            (1,099,886)
  Treasury stock purchases                                                                    (1,207,938)            (3,092,276)
  Dividends paid                                                                                (783,148)              (738,614)
  Proceeds from stock options exercised                                                            2,750                 35,930
  Other, net                                                                                     425,826               (540,081)
                                                                                             -----------           ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                            1,994,145            (14,848,099)
                                                                                             -----------           ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                        285,953                114,857

CASH AND CASH EQUIVALENTS
  Beginning of period                                                                         11,032,817             11,472,806
                                                                                            ------------           ------------

  End of period                                                                             $ 11,318,770           $ 11,587,663
                                                                                            ============           ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash payments of interest expense                                                         $  5,877,428           $  5,292,963
  Loans originated for sale                                                                   (5,084,170)            (4,014,385)
  Proceeds from sales of loans originated for sale                                             5,011,607              4,171,126

See accompanying notes to consolidated financial statements

FFY FINANCIAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000
(unaudited)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     (a)  Principles of Consolidation:
          The interim consolidated financial statements of the Company include the accounts of FFY Financial Corp. (FFY) and its wholly-owned subsidiaries FFY Bank (Bank) and FFY Holdings, Inc. The consolidated financial statements also include the accounts of FFY Insurance Agency, Ltd., the insurance affiliate of FFY Holdings, Inc. The accounts of FFY Holdings, Inc.'s real estate affiliate, Coldwell Banker FFY Real Estate, Ltd. are not consolidated since the Company owns a non-controlling one-third interest. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  Basis of Presentation:
          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in FFY Financial Corp.'s 2000 Annual Report to Shareholders incorporated by reference into FFY Financial Corp.'s 2000 Annual Report on Form 10-K. The interim consolidated financial statements include all adjustments (consisting of only normal recurring items) which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of operations for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year.

     (c)  Earnings Per Share:
          The computation of basic and diluted earnings per share is shown in the following table.

                                                                                      Three months ended
                                                                                         September 30,
                                                                                ------------------------------
                                                                                    2000               1999
                                                                                    ----               ----
                  Basic earnings per share computation:
                     Numerator             Net income                           $ 1,480,563       $ 1,843,418
                     Denominator           Weighted average common
                                             shares outstanding                   6,253,857         6,517,822
                  Basic earnings per share                                      $      0.24       $      0.28
                                                                                ===========       ===========
                  Diluted earnings per share computation:
                     Numerator             Net income                           $ 1,480,563       $ 1,843,418
                     Denominator           Weighted average common
                                             shares outstanding                   6,253,857         6,517,822
                                           Dilutive effect of stock options         165,911           223,860
                                                                               ------------       -----------
                                           Weighted average common shares
                                             and common stock equivalents         6,419,768         6,741,682
                  Diluted earnings per share                                   $       0.23       $      0.27
                                                                               ============       ===========


     (d)  Reclassifications:
          Certain amounts in the prior period consolidated financial statements have been reclassified to conform with the current period's presentation.

(2)  EFFECT OF RECENT FINANCIAL ACCOUNTING STANDARDS
     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, that was subsequently amended by SFAS No. 137, which delayed the original effective date of SFAS No. 133. This Statement standardizes the accounting for derivative contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial condition and measure them at fair value. SFAS No. 137 was effective for the Company on July 1, 2000. Management determined that the Company did not engage in any hedging activities or derivative instruments and therefore, the adoption of SFAS No. 137 had no impact on financial condition or results of operations.

Following is the unaudited pro forma condensed combined consolidated statement of financial condition of First Place Financial Corp. as of June 30, 2000, assuming the merger with FFY was completed at that date, and the unaudited pro forma condensed combined consolidated statement of income for the year ended June 30, 2000, assuming the merger with FFY was completed at the beginning of the year then ended.

                          FIRST PLACE FINANCIAL CORP.
                              FFY FINANCIAL CORP.
                   PRO FORMA CONDENSED COMBINED CONSOLIDATED
                       STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                                                         At June 30, 2000
                                                                   --------------------------------------------------------------
                                                                     Historical  Historical     Proforma
                                                                       First        FFY       adjustments  Footnote    Pro Forma
                                                                       Place     Financial      Dr (Cr)    Reference   Combined
                                                                    ---------- ------------  ------------ ----------- ----------
                                                                                         (Dollars in thousands)

     Assets
         Cash and cash equivalents                                   $   13,421   $   4,543     $      -             $   17,964
         Interest-bearing deposits in other financial institutions       16,222       6,490            -                 22,712
         Securities available for sale                                  249,638     158,136         (645)     (1)       407,129
         Loans receivable, net                                          705,066     484,517       (5,370)     (2)     1,184,213
         Loans available for sale                                        13,071         171            1      (2)        13,243
         Office properties and equipment, net                            10,390       7,172        2,441      (3)        20,003
         Federal Home Loan Bank stock, at cost                           11,413       5,193            -                 16,606
         Goodwill                                                        13,148         925        7,361      (4)        21,434
         Other assets                                                    19,208       7,328          939                 27,475
                                                                     ----------   ---------     --------             ----------
             Total assets                                            $1,051,577   $ 674,475     $  4,727             $1,730,779
                                                                     ==========   =========     ========             ==========

     Liabilities
         Deposits                                                    $  586,748   $ 446,049     $   (783)     (5)    $1,033,580
         Federal Home Loan Bank advances                                227,762      96,780          508      (6)       324,034
         Repurchase agreements                                           75,000      58,238          520      (6)       132,718
         Advance payments by borrowers for taxes and insurance            3,163       2,348            -                  5,511
         Other payables and accrued expenses                             10,929       5,865       (1,118)     (7)        17,912
                                                                     ----------   ---------     --------             ----------
             Total liabilities                                          903,602     609,280         (873)             1,513,755


     Stockholders' equity
         Common stock                                                       112          76            6      (8)           182
         Additional paid - in capital                                   109,657      38,456      (31,170)     (8)       179,283
         Retained earnings                                               62,855      50,500       50,500      (8)        62,855
         Treasury stock, at cost                                         (6,364)    (14,865)     (14,220)   (1),(8)      (7,009)
         Accumulated other comprehensive loss                            (5,509)     (6,416)      (6,416)     (8)        (5,509)
         Common stock purchased by:
             Employee Stock Ownership and 401(k) Plan                    (8,012)     (2,274)      (2,274)     (8)        (8,012)
             Recognition and Retention Plans                             (4,764)       (282)        (280)     (8)        (4,766)
                                                                     ----------   ---------     --------             ----------
             Total stockholders' equity                                 147,975      65,195       (3,854)               217,024
                                                                     ----------   ---------     --------             ----------
             Total liabilities and stockholders' equity              $1,051,577   $ 674,475     $ (4,727)            $1,730,779
                                                                     ==========   =========     ========             ==========


See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

                          FIRST PLACE FINANCIAL CORP.
                              FFY FINANCIAL CORP.
                   PRO FORMA CONDENSED COMBINED CONSOLIDATED
                              STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                                            Year ended June 30,2000
                                                        ---------------------------------------------------------------------------

                                                         Historical      Historical       Pro Forma
                                                             First          FFY          Adjustments     Footnote       Pro Forma
                                                             Place       Financial         Dr (Cr)       Reference      Combined
                                                        -------------  --------------  --------------  -------------  -------------
                                                                       (Dollars in thousands, except per share data)
Interest income                                          $     58,506   $    49,796     $       (597)       (2)        $    108,899
Interest expense                                               32,657        28,123              123      (5),(6)            60,903
                                                        -------------  --------------  --------------                 -------------

Net interest income                                            25,849        21,673             (474)                        47,996
Provision for loan losses                                       2,294           476                                           2,770
                                                        -------------  --------------  --------------                 -------------

Net interest income after provision for loan losses            23,555        21,197             (474)                        45,226

Noninterest income                                              2,447         2,025                                           4,472
Noninterest expense                                            15,890        12,835           (3,510)       (9)              25,215
                                                        -------------  --------------  --------------                 -------------

Income before income taxes and minority interest               10,112        10,387           (3,984)                        24,483
Income tax expense                                              3,298         3,048            1,523       (10)               7,869
Minority interest in loss of consolidated subsidiaries                          (21)                                            (21)
                                                        -------------  --------------  --------------                 -------------
Net income                                               $      6,814   $     7,360     $     (2,461)                  $     16,635
                                                        =============  ==============  ==============                 =============

Earnings per share:
        Basic                                            $       0.75   $      1.15                        (11)
        Diluted                                          $       0.75   $      1.12                        (11)

Pro forma earnings per share:
        Basic                                                                                            (12),(14)     $       1.05
        Diluted                                                                                          (13),(14)     $       1.03

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

FIRST PLACE FINANCIAL CORP.
FFY FINANCIAL CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
June 30, 2000

(1) Reflects reclassification of 60,000 shares of First Place stock owned by FFY Financial to treasury stock.
(2) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a straight line basis over the estimated life of the portfolio which is 9 years.
(3) Represents the estimated fair market value adjustment related to office properties and equipment and is assumed to amortize on a straight line basis over the estimated life of the assets which is 20 years.
(4) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired and is assumed to amortize on a straight line basis over 20 years. For purposes of these pro forma condensed combined consolidated financial statements, First Place is assumed to acquire 100% of the outstanding shares of FFY Financial common stock by issuing 6,990,283 shares of First Place common stock valued at $69.7 million.
(5) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a straight line basis over the estimated life of the deposits which is 2 years.
(6) Represents the estimated fair market value adjustment related to Federal Home Loan Bank advances and repurchase agreements and is assumed to amortize into interest expense on a straight line basis over the estimated life of the liabilities which is 2 years.
(7)  Represents accrual of certain acquisition costs.
(8) Represents the elimination of FFY Financial's equity and issuance of First Place shares.
(9) Represents synergies related to the acquisition comprised primarily of reduced salary and benefits, data processing and other operating expenses totaling $4.0 million net of goodwill amortization and depreciation related to purchase accounting adjustments.
(10) Represents the income tax effects of the estimated purchase accounting adjustments at an estimated tax rate of 35%.
(11) First Place historical weighted average shares outstanding totaled 9,036,419 for the year ended June 30, 2000 for purposes of computing basic and diluted earnings per share. FFY Financial historical weighted average shares outstanding totaled 6,388,100 and 6,575,702 for the year ended June 30, 2000 for purposes of computing basic and diluted earnings per share, respectively.
(12) Pro forma basic earnings per share is based on 15,903,627 weighted average shares outstanding for the year ended June 30, 2000.
(13) Pro forma diluted earnings per share is based on 16,105,299 weighted average shares outstanding for the year ended June 30,2000.
(14) The effect of amortization of purchase accounting adjustments on earnings per share for the next two years are $0.01 and $0.01 for the years ending June 30, 2001 and June 30, 2002 respectively. The remaining years of amortization have no material impact to earnings per share.

Following is the unaudited pro forma condensed combined consolidated statement of financial condition of First Place Financial Corp. as of September 30, 2000, assuming the merger with FFY was completed at that date, and the unaudited pro forma condensed combined consolidated statement of income for the three months ended September 30, 2000 assuming the merger with FFY was completed at the beginning of the three month period.

                          FIRST PLACE FINANCIAL CORP.
                              FFY FINANCIAL CORP.
                   PRO FORMA CONDENSED COMBINED CONSOLIDATED
                       STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                                                             At September 30, 2000
                                                                --------------------------------------------------------------
                                                                  Historical      Historical        Proforma
                                                                    First            FFY          adjustments      Footnote
                                                                    Place         Financial         Dr (Cr)        Reference
                                                                --------------  --------------  ---------------  -------------

                                                                                             (Dollars in thousands)
Assets
    Cash and cash equivalents                                    $      15,456   $      4,944    $          -
    Interest-bearing deposits in other financial institutions              225          6,375               -
    Securities available for sale                                      243,695        158,422            (660)        (1)
    Loans receivable, net                                              721,095        492,510          (4,212)        (2)
    Loans available for sale                                            11,097            354               -
    Office properties and equipment, net                                10,524          7,079           2,375         (3)
    Federal Home Loan Bank stock, at cost                               11,413          5,465               -
    Goodwill                                                            12,983            903           5,625         (4)
    Other assets                                                        17,418          7,985           1,384
                                                                ---------------  -------------   -------------
        Total assets                                             $   1,043,906   $    684,037    $      4,512
                                                                ===============  =============   =============

Liabilities
    Deposits                                                     $     580,435   $    439,366    $     (1,733)        (5)
    Federal Home Loan Bank advances                                    261,564        107,283            (256)        (6)
    Repurchase agreements                                               50,000         59,207            (130)        (6)
    Advance payments by borrowers for taxes and insurance                2,158          1,084               -
    Other payables and accrued expenses                                 11,067         10,351          (1,068)        (7)
                                                                ---------------  -------------   -------------
        Total liabilities                                              905,224        617,291          (3,187)

Stockholders' equity
    Common stock                                                           112             76               7         (8)
    Additional paid - in capital                                       109,674         38,579         (30,085)        (8)
    Retained earnings                                                   63,864         51,198          51,198         (8)
    Treasury stock, at cost                                            (17,631)       (16,069)        (15,409)      (1),(8)
    Accumulated other comprehensive loss                                (4,995)        (4,570)         (4,570)        (8)
    Common stock purchased by:
        Employee Stock Ownership and 401(k) Plan                        (7,864)        (2,186)         (2,186)        (8)
        Recognition and Retention Plans                                 (4,478)          (282)           (280)        (8)
                                                                ---------------  -------------   -------------
        Total stockholders' equity                                     138,682         66,746          (1,325)
                                                                ---------------  -------------   -------------
        Total liabilities and stockholders' equity               $   1,043,906   $    684,037    $     (4,512)
                                                                ===============  =============   =============

                                                                ---------------

                                                                  Pro Forma
                                                                  Combined
                                                                ---------------

Assets
    Cash and cash equivalents                                    $      20,400
    Interest-bearing deposits in other financial institutions            6,600
    Securities available for sale                                      401,457
    Loans receivable, net                                            1,209,393
    Loans available for sale                                            11,451
    Office properties and equipment, net                                19,978
    Federal Home Loan Bank stock, at cost                               16,878
    Goodwill                                                            19,511
    Other assets                                                        26,787
                                                                ---------------
        Total assets                                             $   1,732,455
                                                                ===============

Liabilities
    Deposits                                                     $   1,021,534
    Federal Home Loan Bank advances                                    369,103
    Repurchase agreements                                              109,337
    Advance payments by borrowers for taxes and insurance                3,242
    Other payables and accrued expenses                                 22,486
                                                                ---------------
        Total liabilities                                            1,525,702

Stockholders' equity
    Common stock                                                           181
    Additional paid - in capital                                       178,338
    Retained earnings                                                   63,864
    Treasury stock, at cost                                            (18,291)
    Accumulated other comprehensive loss                                (4,995)
    Common stock purchased by:
        Employee Stock Ownership and 401(k) Plan                        (7,864)
        Recognition and Retention Plans                                 (4,480)
                                                                ---------------
        Total stockholders' equity                                     206,753
                                                                ---------------
        Total liabilities and stockholders' equity               $   1,732,455
                                                                ===============

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

                          FIRST PLACE FINANCIAL CORP.
                              FFY FINANCIAL CORP.
                   PRO FORMA CONDENSED COMBINED CONSOLIDATED
                              STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                              Three months ended September 30, 2000
                                                            ------------------------------------------------------------------------

                                                             Historical       Historical      Pro Forma
                                                                First            FFY         Adjustments    Footnote      Pro Forma
                                                                Place          Financial       Dr (Cr)      Reference     Combined
                                                            ------------    -------------  -------------   ----------  ------------
                                                                      (Dollars in thousands, except per share data)
Interest income                                              $    19,001     $    12,927    $      (117)      (2)       $    32,045
Interest expense                                                  12,479           7,883           (265)    (5),(6)          20,097
                                                            ------------    ------------   ------------                ------------

Net interest income                                                6,522           5,044           (382)                     11,948
Provision for loan losses                                            300             202                                        502
                                                            ------------    ------------   ------------                ------------

Net interest income after provision for loan losses                6,222           4,842           (382)                     11,446

Noninterest income                                                 1,125             742                                      1,867
Noninterest expense                                                4,604           3,458           (900)      (9)             7,162
                                                            ------------    ------------   ------------                ------------

Income before income taxes and minority interest                   2,743           2,126         (1,282)                      6,151
Income tax expense                                                   849             646            473       (10)            1,968
Minority interest in loss of consolidated subsidiaries                                (1)                                        (1)
                                                            ------------    ------------   ------------                ------------
Net income                                                   $     1,894     $     1,481    $      (809)                $     4,184
                                                            ============    ============   ============                ============

Earnings per share:
       Basic                                                 $      0.21     $      0.24                      (11)
       Diluted                                               $      0.21     $      0.23                      (11)

Pro forma earnings per share:
       Basic                                                                                               (12),(14)    $      0.27
       Diluted                                                                                             (13),(14)    $      0.26

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

FIRST PLACE FINANCIAL CORP.
FFY FINANCIAL CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
September 30, 2000

(1) Reflects reclassification of 60,000 shares of First Place stock owned by FFY Financial to treasury stock.
(2) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a straight line basis over the estimated life of the portfolio which is 9 years.
(3) Represents the estimated fair market value adjustment related to office properties and equipment and is assumed to amortize on a straight line basis over the estimated life of the assets which is 20 years.
(4) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired and is assumed to amortize on a straight line basis over 20 years. For purposes of these pro forma condensed combined consolidated financial statements, First Place is assumed to acquire 100% of the outstanding shares of FFY Financial common stock by issuing 6,884,715 shares of First Place common stock valued at $68.7 million.
(5) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a straight line basis over the estimated life of the deposits which is 2 years.
(6) Represents the estimated fair market value adjustment related to Federal Home Loan Bank advances and repurchase agreements and is assumed to amortize into interest expense on a straight line basis over the estimated life of the liabilities which is 2 years.
(7)      Represents accrual of certain acquisition costs.
(8) Represents the elimination of FFY Financial's equity and issuance of First Place shares.
(9) Represents synergies related to the acquisition comprised primarily of reduced salary and benefits, data processing and other operating expenses totaling $4.0 million net of goodwill amortization and depreciation related to purchase accounting adjustments.
(10) Represents the income tax effects of the estimated purchase accounting adjustments at an estimated tax rate of 35%.
(11) First Place historical weighted average shares outstanding totaled 8,908,020 for the three months ended September 30, 2000 for purposes of computing basic and diluted earnings per share. FFY Financial historical weighted average shares outstanding totaled 6,253,857 and 6,419,768 for the three months ended September 30, 2000 for purposes of computing basic and diluted earnings per share, respectively.
(12) Pro forma basic earnings per share is based on 15,630,916 weighted average shares outstanding for the three months ended September 30, 2000.
(13) Pro forma diluted earnings per share is based on 15,809,271 weighted average shares outstanding for the three months ended September
         30, 2000.
(14) The amortization of purchase accounting adjustments increases earnings per share for the next two years by $0.04 and $0.04 for the years ending June 30, 2001 and June 30, 2002 respectively. The remaining years of amortization have no material impact to earnings per share.